As filed with the Securities and Exchange              Registration No. 33-64331
Commission on November 24, 1997

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 3

                                       TO

                                    FORM S-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    Aetna Life Insurance and Annuity Company
--------------------------------------------------------------------------------

                                   Connecticut
--------------------------------------------------------------------------------

                                   71-0294708
--------------------------------------------------------------------------------

       151 Farmington Avenue, Hartford, Connecticut 06156, (860) 273-4686
--------------------------------------------------------------------------------

                           Julie E. Rockmore, Counsel
                    Aetna Life Insurance and Annuity Company
            151 Farmington Avenue, RE4A, Hartford, Connecticut 06156
                                 (860) 273-4686
--------------------------------------------------------------------------------
            (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

--------------------------------------------------------------------------------

The annuities covered by this registration statement are to be issued from time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              CROSS REFERENCE SHEET
                           Pursuant to Regulation S-K
                                   Item 501(b)

                                                                     Location in Prospectus Dated
Form S-2                                                              May 1, 1997 And As Amended
--------                                                                 By Supplement Dated
Item No.                      Part A (Prospectus)                           December 31, 1997
--------                      -------------------                           ---------------
   1        Forepart of the Registration Statement and Outside       Cover Page
            Front Cover Page of Prospectus.......................

   2        Inside Front and Outside Back Cover Pages                Cover Page
            of Prospectus........................................

   3        Summary Information, Risk Factors and Ratio of           Summary Information, and as amended;
            Earnings to Fixed Charges............................    Description of Contracts, and as
                                                                     amended; Financial Statements

   4        Use of Proceeds......................................    Investments

   5        Determination of Offering Price......................    Not Applicable

   6        Dilution.............................................    Not Applicable

   7        Selling Security Holders.............................    Not Applicable

   8        Plan of Distribution.................................    Distribution of Contracts

   9        Description of Securities to be Registered...........    Description of Contracts, and as amended

   10       Interests of Named Experts and Counsel...............    Not Applicable

   11       Information with Respect to the                          Not applicable
            Registrant...........................................

   12       Incorporation of Certain Information by Reference....    Incorporation of Certain Document by
                                                                     Reference, and as amended

   13       Disclosure of Commission Position on Indemnification     Indemnification
            for Securities Act Liabilities.......................

                    AETNA LIFE INSURANCE AND ANNUITY COMPANY

                            AETNA MULTI-RATE ANNUITY

        Supplement dated December 31, 1997 to Prospectus Dated May 1, 1997

The information in this Supplement updates and amends the information contained in the Prospectus dated May 1, 1997 (the "Prospectus") and should be read with that Prospectus.

[bullet] Inside Cover of Prospectus - Incorporation of Certain Documents By Reference

The following is added to the section entitled "Incorporation Of Certain Documents By Reference".

The Company's latest Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, filed with the Commission pursuant to Section 15(d) of the Exchange Act, is incorporated by reference into this Prospectus. Part I of Form 10-Q is part of this Supplement.

The Company's Quarterly Reports on Form 10-Q, for the quarters ending March 31, 1997 and June 30, 1997, filed with the Commission pursuant to Section 15(d) of the Exchange Act, are incorporated by reference into this Prospectus.

[bullet] Page 5 - Summary Information

The tenth paragraph of the section entitled "Summary Information" has been replaced with the following:

After you own your Contract for one year, you are entitled to one Special Withdrawal per year, up to a maximum amount equal to 10% of the current value of your Contract at the time of your withdrawal. Also, if the current value of your Contract meets the minimum dollar amounts established by the Company, you can arrange a program of Systematic Withdrawals. Systematic Withdrawals allow you to withdraw specified amounts or percentages of your Contract's current value or to withdraw amounts over specified time periods that you determine. Similarly, for Contracts purchased as Individual Retirement Annuities, except for an Individual Retirement Annuity under Section 408A of the Internal Revenue Code of 1986 ("Roth IRA"), if you are at least age 70 1/2 and the current value of your Contract meets the minimum dollar amounts established by the Company, you can arrange a program of annual withdrawals through the Estate Conservation Option. This option is designed to provide annual payments in an amount equal to the minimum distribution that is required to be withdrawn each year under the federal tax laws. Surrender fees do not apply to Special Withdrawals, Systematic Withdrawals or withdrawals under the Estate Conservation Option or the Nursing Home Waiver, but such withdrawals may be subject to taxes, penalties and withholding taxes. (See "Federal Income Taxes.")

[bullet] Page 7 - Description of Contracts

The fourth paragraph of the section entitled THE APPLICATION PROCESS has been replaced with the following:

A Contract may be purchased as a rollover Individual Retirement Annuity by transferring amounts previously accumulated (rollover amounts) under another Individual Retirement Annuity or an Individual Retirement Account under Section 408 of the Internal Revenue Code of 1986 ("Tax Code"), or a retirement plan qualified under Section 401 or 403 of the Tax Code. A Roth IRA Contract is a special form of Individual Retirement Annuity which can accept nondeductible contributions. When used as a Roth IRA, the Contract can only accept transfers and rollovers from an Individual Retirement Annuity/Individual Account, subject to ordinary income tax, or from another Roth IRA. Subject to state regulatory approval, Roth IRA Contracts will be available on and after January 1, 1998.

[bullet] Page 10 -Withdrawals and Surrenders

The following is added to the section entitled THE ESTATE CONSERVATION OPTION.

Estate Conservation Option is not available under the Roth IRA Contract.

[bullet] Page 16 - Taxes You or Others Pay - Qualified Contracts

The following is added to the section entitled CONTRACTS PURCHASED AS A ROLLOVER INDIVIDUAL RETIREMENT ANNUITY.

For Roth IRAs, the minimum distribution rules do not apply prior to your death. You are not required to begin taking minimum annual distributions by April 1 of the calendar year following the calendar year you attain age 70-1/2. The general rule that Annuity payments may not extend beyond your life/life expectancy or beyond the joint lives/joint life expectancies of you and your Beneficiary does not apply to a Roth IRA. Minimum distribution rules apply to the Beneficiary at your death.

Section 408A of the Tax Code permits eligible individuals to contribute to a Roth IRA on an after-tax (nondeductible) basis.

Distributions from other types of qualified plans are not permitted to be transferred or rolled over to a Roth IRA. A Roth IRA can accept transfers/rollovers only from an IRA, subject to ordinary income tax, or from another Roth IRA.

Any "qualified" distribution from a Roth IRA is not includible in gross income. A "qualified" distribution is any distribution made after you have attained age 59-1/2, or on account of your death or disability, or for a qualified first-time home purchase. A distribution will not be treated as "qualified" if it is made within the 5-taxable year period beginning with the first taxable year for which a contribution was made. If a distribution is not "qualified", the accumulated earnings are includible in income.

The 10% premature distribution penalty will apply to the taxable portion of the distribution unless one of the exceptions under the Tax Code applies. A partial distribution will first be treated as a return of cost basis (i.e. aggregate amount of contributions).

            AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)

                                TABLE OF CONTENTS


                                                                           PAGE
                                                                           ----
PART I. FINANCIAL INFORMATION (unaudited)

Item 1. Financial Statements

          Consolidated Statements of Income...............................   3
          Consolidated Balance Sheets.....................................   4
          Consolidated Statements of Changes in Shareholder's Equity......   5
          Consolidated Statements of Cash Flows...........................   6
          Condensed Notes to Consolidated Financial Statements............   7
          Independent Auditors' Review Report.............................  11

PART I. FINANCIAL INFORMATION
Item 1. Financial Statements

            AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)

                        Consolidated Statements of Income
                                   (millions)

                                                       3 Months Ended September 30,            9 Months Ended September 30,
                                                       ----------------------------            ----------------------------
                                                          1997              1996                 1997                1996
                                                          ----              ----                 ----                ----
Revenue:
  Premiums                                                $68.2             $35.5               $200.1                 $99.9
  Charges assessed against policyholders                  127.7              99.1                350.2                 289.3
  Net investment income                                   269.5             259.7                804.9                 771.8
  Net realized capital gains                                8.8               0.1                 17.9                  17.2
  Other income                                              9.6               9.4                 28.8                  34.6
                                                          -----             -----              -------               -------
        Total revenue                                     483.8             403.8              1,401.9               1,212.8

Benefits and expenses:
  Current and future benefits                             286.5             245.6                853.4                 719.1
  Operating expenses                                       84.5              84.6                247.3                 261.3
  Amortization of deferred policy acquisition costs        40.1              17.9                 92.4                  46.6
  Severance and facilities charges                          -                47.3                  -                    61.3
                                                          -----             -----              -------               -------
       Total benefits and expenses                        411.1             395.4              1,193.1               1,088.3

                                                          -----             -----              -------               -------
Income before income taxes                                 72.7               8.4                208.8                 124.5

  Income taxes                                             21.3               1.4                 63.9                  34.3
                                                          -----             -----              -------               -------

Net income                                                $51.4              $7.0               $144.9                 $90.2
                                                          =====             =====              =======               =======




See Condensed Notes to Consolidated Financial Statements.


                                      (3)

            AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)

                           Consolidated Balance Sheets
                          (millions, except share data)

                                                                         September 30,         December 31,
Assets                                                                        1997                 1996
------                                                                        ----                 ----
Investments:
  Debt securities available for sale, at fair value
    (amortized cost:  $12,736.4 and $12,539.1)                              $13,257.1           $12,905.5
  Equity securities, available for sale:
    Nonredeemable preferred stock (cost:  $143.4 and $107.6)                    166.5               119.0
    Investment in affiliated mutual funds (cost:  $42.0 and $77.3)               55.1                81.1
    Common stock                                                                   .8                  .3
  Short-term investments                                                        111.8                34.8
  Mortgage loans                                                                 12.9                13.0
  Policy loans                                                                  453.7               399.3
                                                                            ---------           ---------
       Total investments                                                     14,057.9            13,553.0

Cash and cash equivalents                                                       614.2               459.1
Accrued investment income                                                       183.0               159.0
Premiums due and other receivables                                               37.3                26.6
Deferred policy acquisition costs                                             1,620.6             1,515.3
Reinsurance loan to affiliate                                                   474.4               628.3
Other assets                                                                     40.1                33.7
Separate accounts assets                                                     21,494.5            15,318.3
                                                                            ---------           ---------
       Total assets                                                         $38,522.0           $31,693.3
                                                                            =========           =========

Liabilities and Shareholder's Equity
------------------------------------
Liabilities:
  Future policy benefits                                                     $3,757.8            $3,617.0
  Unpaid claims and claim expenses                                               28.0                28.9
  Policyholders' funds left with the Company                                 11,074.5            10,663.7
                                                                            ---------           ---------
       Total insurance reserve liabilities                                   14,860.3            14,309.6
  Other liabilities                                                             295.2               354.7
  Income taxes:
    Current                                                                      37.1                20.7
    Deferred                                                                     74.8                80.5
  Separate accounts liabilities                                              21,468.6            15,318.3
                                                                            ---------           ---------
       Total liabilities                                                     36,736.0            30,083.8
                                                                            ---------           ---------

Shareholder's equity:
  Common stock, par value $50 (100,000 shares
   authorized; 55,000 shares issued and outstanding)                              2.8                 2.8
  Paid-in capital                                                               418.0               418.0
  Net unrealized capital gains                                                   96.7                60.5
  Retained earnings                                                           1,268.5             1,128.2
                                                                            ---------           ---------
       Total shareholder's equity                                             1,786.0             1,609.5
                                                                            ---------           ---------

         Total liabilities and shareholder's equity                         $38,522.0           $31,693.3
                                                                            =========           =========

See Condensed Notes to Consolidated Financial Statements.


                                      (4)

            AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)

           Consolidated Statements of Changes in Shareholder's Equity
                                   (millions)



                                                    9 Months Ended September 30,
                                                    ----------------------------
                                                      1997               1996
                                                      ----               ----

Shareholder's equity, beginning of year             $1,609.5           $1,583.0

Net change in unrealized capital gains                  36.2              (93.4)

Net income                                             144.9               90.2

Common stock dividends                                  (8.3)              (1.5)

Other changes                                            3.7                -
                                                    --------           --------

Shareholder's equity, end of period                 $1,786.0           $1,578.3
                                                    ========           ========





See Condensed Notes to Consolidated Financial Statements.


                                      (5)

            AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)

                      Consolidated Statements of Cash Flows
                                   (millions)

                                                                            9 Months Ended September 30,
                                                                            ----------------------------
                                                                                1997           1996
                                                                                ----           ----
Cash Flows from Operating Activities:
         Net income                                                           $144.9            $90.2
         Adjustments to reconcile net income to net cash provided by
           (used for) operating activities:
         Increase in accrued investment income                                 (24.0)           (13.0)
         Increase  in premiums due and other receivables                        (8.8)            (2.3)
         Increase in policy loans                                              (54.4)           (29.5)
         Increase in deferred policy acquisition costs                        (105.3)          (127.2)
         Decrease in reinsurance loan to affiliate                             153.9             22.1
         Net increase in universal life account balances                       224.1            172.5
         Decrease in other insurance reserve liabilities                      (165.5)          (125.2)
         Net (decrease) increase in other liabilities and other assets        (122.4)           126.8
         Decrease in income taxes                                               (3.9)           (23.5)
         Net accretion of discount on investments                              (51.9)           (51.1)
         Net realized capital gains                                            (17.9)           (17.2)
                                                                            --------       ----------
               Net cash (used for) provided by operating activities            (31.2)            22.6
                                                                            --------       ----------

Cash Flows from Investing Activities:
         Proceeds from sales of:
             Debt securities available for sale                              3,828.5          3,830.6
             Equity securities                                                  61.3            114.5
             Mortgage loans                                                      0.1              8.6
         Investment maturities and collections of:
            Debt securities available for sale                                 966.8            681.8
            Short-term investments                                              43.2             21.5
         Cost of investment purchases in:
            Debt securities available for sale                              (4,811.0)        (4,996.5)
            Equity securities                                                  (53.6)           (63.7)
            Short-term investments                                            (120.1)           (35.5)
        Other, net                                                               -               (9.1)
                                                                            --------       ----------
               Net cash used for investing activities                          (84.8)          (447.8)
                                                                            --------       ----------

Cash Flows from Financing Activities:
         Deposits and interest credited for investment contracts             1,230.2          1,140.6
         Withdrawals of investment contracts                                  (925.8)          (860.7)
         Dividends paid to shareholder                                          (8.3)            (1.5)
         Capital contribution to Separate Account                              (25.0)             -
                                                                            --------       ----------
               Net cash provided by financing activities                       271.1            278.4
                                                                            --------       ----------

Net increase (decrease) in cash and cash equivalents                           155.1           (146.8)
Cash and cash equivalents, beginning of period                                 459.1            568.8
                                                                            --------       ----------

Cash and cash equivalents, end of period                                      $614.2           $422.0
                                                                            ========       ==========

Supplemental cash flow information:
    Income taxes paid, net                                                     $68.7            $61.4
                                                                            ========       ==========

See Condensed Notes to Consolidated Financial Statements.


                                      (6)

            AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)

              Condensed Notes to Consolidated Financial Statements


1.   Basis of Presentation

     The consolidated financial statements include Aetna Life Insurance and Annuity Company and its wholly owned subsidiaries, Aetna Insurance Company of America and Aetna Private Capital, Inc. (collectively, the "Company"). Aetna Life Insurance and Annuity Company is a wholly owned subsidiary of Aetna Retirement Holdings, Inc. ("HOLDCO"). HOLDCO is a wholly owned subsidiary of Aetna Retirement Services, Inc., whose ultimate parent is Aetna Inc. ("Aetna").

     These consolidated financial statements have been prepared in accordance with generally accepted accounting principles and are unaudited. Certain reclassifications have been made to 1996 financial information to conform to the 1997 presentation. These interim statements necessarily rely heavily on estimates, including assumptions as to annualized tax rates. In the opinion of management, all adjustments necessary for a fair statement of results for the interim periods have been made. All such adjustments are of a normal, recurring nature. The accompanying condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes as presented in the Company's 1996 Annual Report on Form 10-K. Certain financial information that is normally included in annual financial statements prepared in accordance with generally accepted accounting principles, but that is not required for interim reporting purposes, has been condensed or omitted.

2.   Future Application of Accounting Standards

     Financial Accounting Standard ("FAS") No. 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, was issued in June 1996 and provides accounting and reporting standards for transfers of financial assets and extinguishments of liabilities.

     FAS No. 125 is effective for 1997 financial statements; however, certain provisions relating to accounting for repurchase agreements and securities lending are not effective until January 1, 1998. Provisions effective in 1997 did not have a material effect on the Company's financial position or results of operations. The Company does not expect adoption of this statement for provisions effective in 1998 to have a material effect on its financial position or results of operations.

     FAS No. 130, Reporting Comprehensive Income, was issued in June 1997 and establishes standards for the reporting and presentation of comprehensive income and its components in a full set of financial statements. Comprehensive income encompasses all changes in shareholder's equity (except those arising from transactions with owners) and includes net income, net unrealized capital gains or losses on available for sale securities. As this new standard only requires additional information in a financial statement, it will not affect the Company's financial position or results of operations. FAS No. 130 is effective for fiscal years beginning after December 15, 1997, with earlier application permitted. The Company is currently evaluating the presentation alternatives permitted by the statement.


                                      (7)

            AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)

              Condensed Notes to Consolidated Financial Statements
                                   (Continued)

2.   Future Application of Accounting Standards - continued

     FAS No. 131, Disclosures about Segments of an Enterprise and Related Information, was issued in June 1997 and establishes standards for the reporting of information relating to operating segments in annual financial statements, as well as disclosure of selected information in interim financial reports. This statement supersedes FAS No. 14, Financial Reporting for Segments of a Business Enterprise, which requires reporting segment information by industry and geographic area (industry approach). Under FAS No. 131, operating segments are defined as components of a company for which separate financial information is available and is used by management to allocate resources and assess performance (management approach). This statement is effective for year-end 1998 financial statements. Interim financial information will be required beginning in 1999 (with comparative 1998 information). The Company does not anticipate that this standard will significantly impact the composition of its current operating segments, which are consistent with the management approach.

3.   Financial Instruments

     The Company engages in hedging activities to manage interest rate and price risks. Such hedging activities have principally consisted of using off-balance sheet instruments such as futures and forward contracts and interest rate swap agreements. There were no such contracts or agreements open as of September 30, 1997.


                                      (8)

            AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)

              Condensed Notes to Consolidated Financial Statements
                                   (Continued)


4.   Severance and Facilities Charges

     In the second quarter of 1996, the Company was allocated severance and facilities reserves from Aetna to reflect actions taken or to be taken to reduce the level of corporate expenses and other costs previously absorbed by Aetna's property-casualty operations.

     In the third quarter of 1996, the Company established severance and facilities reserves in the Financial Services and Individual Life Insurance segments to reflect actions taken or to be taken in order to make its businesses more competitive.

     Activity for the nine months ended September 30, 1997 within the severance and facilities reserves (pretax, in millions) and positions eliminated related to such actions were as follows:

                                                         Reserve      Positions
     --------------------------------------------------------------------------

     Balance at December 31, 1996                        $ 47.9          524
     Actions taken (1)                                    (19.5)        (129)
                                                      -------------------------
        Balance at September 30, 1997                    $ 28.4          395
     --------------------------------------------------------------------------

     (1) Includes $9.9 million of severance-related actions and $7.0 million of corporate allocation-related actions.

     The Company's severance actions are expected to be substantially completed by March 31, 1998. The corporate allocation actions and vacating of certain leased office space are expected to be substantially completed in 1997.



5.   Related Party Transactions

     Effective December 31, 1988, the Company entered into a reinsurance agreement with Aetna Life Insurance Company ("Aetna Life") in which substantially all of the nonparticipating individual life and annuity business written by Aetna Life prior to 1981 was assumed by the Company. Effective January 1, 1997, this agreement has been amended to transition (based on underlying investment rollover in Aetna Life) from a modified coinsurance to a coinsurance arrangement. As a result of this change, reserves will be ceded to the Company from Aetna Life as investment rollover occurs and the loan previously established will be reduced.


                                      (9)

            AETNA LIFE INSURANCE AND ANNUITY COMPANY AND SUBSIDIARIES (A wholly owned subsidiary of Aetna Retirement Holdings, Inc.)

              Condensed Notes to Consolidated Financial Statements
                                   (Continued)


6.   Litigation

     The Company is involved in numerous lawsuits arising, for the most part, in the ordinary course of its business operations. While the ultimate outcome of litigation against the Company cannot be determined at this time, after consideration of the defenses available to the Company and any related reserves established, it is not expected to result in liability for amounts material to the financial condition of the Company, although it may adversely affect results of operations in future periods.

7.   Dividends

     On June 27, 1997 and August 15, 1997, the Company paid a $5.3 million and $3.0 million, respectively, dividend to HOLDCO. The additional amount of dividends that may be paid by the Company to HOLDCO in 1997 without prior approval by the Insurance Commissioner of the State of Connecticut is $62.8 million.



                                      (10)

                       Independent Auditors' Review Report


The Board of Directors
Aetna Life Insurance and Annuity Company:

We have reviewed the accompanying condensed consolidated balance sheet of Aetna Life Insurance and Annuity Company and Subsidiaries as of September 30, 1997, and the related condensed consolidated statements of income for the three-month and nine-month periods ended September 30, 1997 and 1996, and the related condensed consolidated statements of changes in shareholder's equity and cash flows for the nine-month periods ended September 30, 1997 and 1996. These condensed consolidated financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying condensed consolidated financial statements for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Aetna Life Insurance and Annuity Company and Subsidiaries as of December 31, 1996, and the related consolidated statements of income, changes in shareholder's equity, and cash flows for the year then ended (not presented herein); and in our report dated February 4, 1997, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of December 31, 1996, is fairly presented, in all material respects, in relation to the consolidated balance sheet from which it has been derived.


                                                   /s/ KPMG PEAT MARWICK LLP


November 3, 1997
Hartford, Connecticut


                                      (11)

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.      Other Expenses of Issuance and Distribution

Not Applicable

Item 15.      Indemnification of Directors and Officers

Reference is hereby made to Section 33-771(f) of the Connecticut General Statutes ("C.G.S.") regarding indemnification of directors and Section 33-776(4) regarding indemnification of officers, employees and agents of Connecticut corporations. These statutes provide in general that Connecticut corporations incorporated prior to January 1, 1997 shall indemnify their officers, directors, employees and agents against "liability" (defined as the obligation to pay a judgment, settlement, penalty, fine, excise tax in the case of an employee benefit plan or reasonable expenses incurred with respect to a proceeding). In the case of a proceeding by or in the right of the corporation, indemnification is limited to reasonable expenses incurred in connection with the proceeding against the corporation to which the individual was named a party. The corporation's obligation to provide such indemnification does not apply unless
(1) the individual has met the standard of conduct set forth in Section 33-771; and (2) a determination is made (by majority vote of a quorum of the board of directors who were not parties to the proceeding, or if a quorum cannot be obtained, by a committee of the board selected as described in Section 33-775(b)(2); by special legal counsel selected by the board of directors or members thereof as described in Section 33-775(b)(3); by shareholders) that the individual met the standard set forth in Section 33-771; or (3) the court, upon application by the individual, determines in view of all the circumstances that such person is reasonably entitled to be indemnified. Also, unless limited by its Certificate of Incorporation, a corporation must indemnify an individual who was wholly successful on the merits or otherwise against reasonable expenses incurred by him in connection with a proceeding to which he was a party because of his relationship as director, officer, employee or agent of the corporation.

The statute does specifically authorize a corporation to procure indemnification insurance on behalf of an individual who is or was a director, officer, employer or agent of the corporation. Consistent with the statute, Aetna Inc. has procured insurance from Lloyd's of London and several major United States excess insurers for its directors and officers and the directors and officers of its subsidiaries, including the Depositor.

Item 16.      Exhibits and Financial Statement Schedules

         (4)(a)   Group Annuity Contract (Form No. G1-MGA-95)(1)
         (4)(b)   Individual Annuity Contract (Form No. I1-MGA-95)(2)
         (4)(c) Certificate (G1CC-MGA-95) to Group Annuity Contract Form No. G1-MGA-95
         (4)(d) Endorsement (E1-MGAIRA-95-2) to Group Annuity Contract Form No. G1-MGA-95 and Certificate No. G1CC-MGA-95
         (4)(e) Endorsement (E1-MGAROTH-97) to Group Annuity Contract Form No. G1-MGA-95 and Certificate No. G1CC-MGA-95
         (5)      Opinion as to Legality

         (10) Material contracts are listed under Exhibit 10 in the Company's Form 10-K for the fiscal year ended December 31, 1996 (File No. 33-23376), which was filed with the commission on March 28, 1997 (Accession No. 0000912057-97-010670).
                  Each of the Exhibits so listed is incorporated by reference as indicated in the Form 10-K
         (15)     Letter Re Unaudited Interim Financials
         (23)(a)  Consent of Independent Auditors
         (23)(b)  Consent of Counsel (included in Exhibit 16(5) above)
         (24)(a)  Powers of Attorney(3)
         (24)(b) Certificate of Resolution Authorizing Signature by Power of Attorney(4)
         (27)     Financial Data Schedule
Exhibits other than these listed are omitted because they are not required or are not applicable.

1. Incorporated by reference to the Registration Statement on Form S-2 (File No. 33-64331), as filed electronically, on November 16, 1995 (Accession No. 0000908634-95-000119).
2. Incorporated by reference to Pre-Effective Amendment No. 2 to Registration Statement on Form S-2 (File No. 33-64331), as filed electronically, on January 17, 1996 (Accession No. 0000908634-96-000006).
3. Incorporated by reference to Post-Effective Amendment No. 30 to Registration Statement on Form N-4 (File No. 33-34370), as filed electronically, on September 29, 1997 (Accession No. 0000950146-97-001485).
4. Incorporated by reference to Post-Effective Amendment No. 5 to Registration Statement on Form N-4 (File No. 33-75986), as filed electronically, on April 12, 1996 (Accession No. 0000912057-96-006383).

Item 17.      Undertakings

     The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

     (a)  Rule 415 offerings:

          (1) To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material changes to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (h)  Request for Acceleration of Effective Date:

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 18.      Financial Statements and Schedules

Not Applicable

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-2 and has duly caused this Post-Effective Amendment to the Registration Statement on Form S-2 (File No. 33-64331) to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Hartford, State of Connecticut, on this 24th day of November, 1997.

                               By:    AETNA LIFE INSURANCE AND ANNUITY COMPANY

                               By:     Thomas J. McInerney*
                                       ---------------------------------------
                                       Thomas J. McInerney
                                       President

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                Title                                                              Date
---------                                -----                                                              ----
Thomas J. McInerney*                     Director and President                                         )
------------------------------------                                                                    )
Thomas J. McInerney                      (principal executive officer)                                  )
                                                                                                        )
Timothy A. Holt*                         Director and Chief Financial Officer                           )    November
-----------------------------------                                                                     )
Timothy A. Holt                                                                                         )    24, 1997
                                                                                                        )
Christopher J. Burns*                    Director                                                       )
------------------------------------                                                                    )
Christopher J. Burns                                                                                    )
                                                                                                        )
J. Scott Fox*                            Director                                                       )
------------------------------------                                                                    )
J. Scott Fox                                                                                            )
                                                                                                        )
John Y. Kim*                             Director                                                       )
------------------------------------                                                                    )
John Y. Kim                                                                                             )
                                                                                                        )
Shaun P. Mathews*                        Director                                                       )
------------------------------------                                                                    )
Shaun P. Mathews                                                                                        )
                                                                                                        )
Deborah Koltenuk*                        Vice President and Treasurer, Corporate Controller             )
------------------------------------                                                                    )
Deborah Koltenuk                                                                                        )

By: /s/ Julie E. Rockmore
    -----------------------------
    Julie E. Rockmore
    *Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit No.   Exhibit                                                                           Page

4(a)          Group Annuity Contract (Form No. G1-MGA-95)                                             *

4(b)          Individual Annuity Contract (Form No. I1-MGA-95)                                        *

4(c)          Certificate (G1CC-MGA-95) to Group Annuity Contract Form No. G1-MGA-95            --------------

4(d)          Endorsement (E1-MGAIRA-95-2) to Group Annuity Contract Form No. G1-MGA-95
              and Certificate No. G1CC-MGA-95                                                   --------------

4(e)          Endorsement (E1-MGAROTH-97) to Group Annuity Contract Form No. G1-MGA-95 and
              Certificate No. G1CC-MGA-95                                                       --------------

5             Opinion as to Legality                                                            --------------

10            Material contracts are listed under Exhibit 10 in the Company's Form 10-K for           *
              the fiscal year ended December 31, 1996 (File No. 33-23376), which was filed with the commission on March 28, 1997 (Accession No. 0000912057-97-010670).
              Each of the Exhibits so listed is incorporated by reference as indicated in the
              Form 10-K

15            Letter Re Unaudited Interim Financial Information                                 ---------------

23(a)         Consent of Independent Auditors                                                   ---------------

23(b)         Consent of Counsel (included in Exhibit 16(5) above)                                    *

24(a)         Powers of Attorney                                                                      *

24(b)         Certificate of Resolution Authorizing Signature by Power of Attorney                    *

27            Financial Data Schedule                                                           --------------

*Incorporated by reference